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                                                               Exhibit 23(q)(ii)

                             SUNAMERICA SERIES TRUST

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned trustee of SunAmerica Series Trust does hereby constitute and appoint Gregory N. Bressler, Nori L. Gabert, Mark Matthes, Donna M. Handel, and Vincent M. Marra or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with any Registration Statement on Form N-1A or Form N-14 and any and all amendments (including post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf of the undersigned, in our names and in the capacities indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in fact would have if personally acting. The undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

     WITNESS the due execution hereof on the date and in the capacity set forth below.

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Signature                                Title         Date
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


/s/ Garrett F. Bouton                   Trustee   March 2, 2007
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Garrett F. Bouton
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